PHOENIX KAYNE FUNDS
CIK# 0001018593
SEMI-ANNUAL 06/30/05


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class X $667, Class A $341, Class B $2 and Class C $2.
Series 2- Class X $0, Class A $0, Class B $0 and Class C $0.
Series 3- Class X $41, Class A $11, Class B $0 and Class C $0.

73A1/73A2-
Series 1- Class X 0.1110, Class A 0.0930, Class B 0.0080 and
  Class C 0.0080.
Series 2- Class X $0, Class A $0, Class B $0 and Class C $0.
Series 3- Class X 0.012, Class A 0.012, Class B 0 and Class C 0.

74U1/74U2-
Series 1- Class X 6014, Class A 3680, Class B 189 and Class C 196
Series 2- Class X 4105, Class A 3906, Class B 210 and Class C 800
Series 3- Class X 3394, Class A 927, Class B 31 and Class C 87

74V1/74V2-
Series 1- Class X $15.30, Class A $15.25, Class B $15.14 and
 Class C $15.14
Series 2- Class X $19.78, Class A $19.64, Class B $19.26 and
 Class C $19.28
Series 3- Class X $12.33, Class A $13.01, Class B $12.15 and
 Class C $12.15.